EXHIBIT 4.1

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                                 PREFERRED STOCK
                                       OF
                          KAPSON SENIOR QUARTERS CORP.

                                To Be Designated

                 $2.00 Convertible Exchangeable Preferred Stock

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                        Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

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            The undersigned DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Kapson Senior Quarters Corp., a Delaware corporation (the "Corporation"), by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the "GCL"):

            "RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, the issuance of preferred stock, par value $.01 per share, of the Corporation which shall consist of an aggregate of up to 2,400,000 shares of preferred stock be, and the same hereby is, authorized; and the Chairman and Chief Executive Officer and Secretary of the Corporation be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of Delaware the Certificate of Designations of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such preferred stock, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Corporation's preferred stock), as follows:

            1. Number of Shares; Designation. An aggregate of up to 2,400,000 shares of preferred stock, par value $.01 per share, of the Corporation are hereby designated as $2.00 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). The number of authorized shares of the Preferred Stock may be reduced by the Board of Directors of the Corporation by the filing of a certificate pursuant to the provisions of the GCL stating that
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      the reduction has been so authorized. In addition, the number of authorized shares of the Preferred Stock may be increased by the Board of Directors of the Corporation, but it shall be a condition to the issuance of any additional shares of the Preferred Stock so authorized that such shares be registered under the Securities Act of 1933, as amended (the "Securities Act"), and admitted to trading on the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market, if the shares of the Preferred Stock are then listed on PORTAL, or listed on the Nasdaq National Market or other national securities exchange on which shares of the Preferred Stock may then be listed.

            2. Rank. The Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior and prior to
      (i) the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and (ii) any preferred stock convertible into other equity securities of the Corporation which is stated to be junior to the Preferred Stock with respect to the payment of dividends or redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all shares identified in this clause (a) which are junior to the shares of the Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and all shares identified in this clause (a) which are junior to the shares of the Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Junior Liquidation Shares");
      (b) pari passu with (i) any additional preferred stock convertible into other equity securities of the Corporation that may in the future be issued by the Corporation, except and to the extent any such convertible preferred stock is stated to be junior to the Preferred Stock in the related Certificate of Designations or amendment to the Corporation's Certificate of Incorporation and (ii) any preferred stock that is not convertible for other equity securities of the Corporation, except and to the extent any such preferred stock is stated to be senior to the Preferred Stock in the related Certificate of Designations or amendment to the Corporation's Certificate of Incorporation (all shares identified in this clause (b) which are pari passu with the shares of the Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and all shares identified in this clause (b) which are pari passu with the shares of the Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Parity Liquidation Shares"); and (c) junior and subordinate to any additional preferred stock which may in the future be issued by the Corporation that is not convertible for other equity securities of the Corporation, but only to the extent any such non-convertible preferred stock is stated to be senior to the Preferred Stock in the related Certificate of Designations or amendment to the Corporation's Certificate of Incorporation (all shares identified in this clause (c) which are senior to the shares of the Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Senior Dividend Shares" and all shares identified in this clause (c) which are senior to the shares of the Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of affairs of the Corporation being hereinafter referred to as "Senior Liquidation Shares").


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            3. Dividends. (a) The cash dividend rate on shares of the Preferred
      Stock shall be $2.00 per share per annum. Dividends on shares of the Preferred Stock shall be fully cumulative, accruing, without interest, from the date of original issuance of the Preferred Stock and shall be payable quarterly in arrears, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1997, except that if such date is not a business day then the dividend shall be payable on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York, New York) (each such period being hereinafter referred to as "Quarterly Dividend Period"). Each dividend shall be paid to the holders of record of shares of the Preferred Stock as they appear on the stock register of the Corporation on the record date, not less then 10 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends payable for each Quarterly Dividend Period shall be computed by dividing the annual dividend by four (rounded to the nearest cent). Dividends payable for any partial Quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrearages for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Shares of the Preferred Stock called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The holders of shares of the Preferred Stock shall not be entitled to any dividends other than the cash dividends provided for in this paragraph 3.

            (b) No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for payment with respect to the Preferred Stock through the most recent Quarterly Dividend Period ending on or prior to the date of payment, or the date of setting apart for payment, of such dividends on such Parity Dividend Shares. Unless dividends accrued and payable but unpaid on shares of the Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon shares of the Preferred Stock or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any dividends declared on shares of the Preferred Stock and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on shares of the Preferred Stock and the other Parity Dividend Shares, respectively, bear to each other.


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            (c) If at any time the Corporation has failed to pay or set apart for payment all accrued dividends on any shares of the Preferred Stock through the then most recent Quarterly Dividend Period, the Corporation shall not, and shall not permit any Subsidiary to:

                  (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares which are both Junior Dividend Shares and Junior Liquidation Shares); or

                  (ii) redeem, purchase or otherwise acquire, or set apart money for a sinking or other analogous fund for the redemption, purchase or other acquisition, of any shares of the Preferred Stock (unless all of the shares of the Preferred Stock are concurrently redeemed), Parity Dividend Shares, Junior Dividend Shares, Parity Liquidation Shares or Junior Liquidation Shares for any consideration (except by conversion into or exchange for shares which are both Junior Liquidation Shares and Junior Dividend Shares)

      unless, in each case, all dividends accrued on shares of the Preferred Stock through the most recent Quarterly Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment.

            (d) Any reference to "distribution" contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

            4. Liquidation. (a) The liquidation value of shares of the Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall be $25.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the payment date (such aggregate amount being hereinafter referred to as the "Liquidation Amount").

            (b) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the holders of such shares of the Preferred Stock (i) shall not be entitled to receive the liquidation value of the shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full and (ii) shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value to which the holders of shares of the Preferred Stock are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of the Preferred Stock and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares


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      shall share ratably in such distributions of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Preferred Stock and the holders of Parity Liquidation Shares are entitled were paid in full.

            (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or other Property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4.

            (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, not less the 30 days prior to any payment date stated therein, to the holders of record of shares of the Preferred Stock at their respective addresses as the same shall appear on the books of the transfer agent for the Preferred Stock.

            5. Optional Redemptions for Cash. (a) The shares of the Preferred Stock are not redeemable by the Corporation prior to July 1, 2000, except in accordance with paragraph 6(f). Subject to the restrictions in paragraph 3 above, shares of the Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from and after July 1, 2000 at the following redemption prices per share:

            During the 12-month period
                commencing July 1,            Redemption Price
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                  2000                        $26.00
                  2001                        $25.67
                  2002                        $25.33
                  2003 and thereafter         $25.00

      in each case, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date.

            (b) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of the Preferred Stock pursuant to this paragraph 5 (or paragraph 6(f)), a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first-class mail, postage prepaid, to the holders of record of the shares of the Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the transfer agent for the Preferred Stock, calling upon each holder of record to surrender to the Corporation at such place as shall be designated in such notice on the redemption date such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency


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      of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of the Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares shall be paid to or on the order of the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares of the Preferred Stock.

            (c) If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

            (d) If a notice of redemption has been given pursuant to this paragraph 5, and any holder of shares of the Preferred Stock shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 7 or 11 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.


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            (e) In every case of redemption of less than all of the outstanding shares of the Preferred Stock pursuant to this paragraph 5, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the shares of the Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all shares of the Preferred Stock then outstanding shall have been paid for all past dividend periods.

            6. Note Exchange. (a) Subject to the restrictions in paragraph 5 above and paragraph 6(e) below, shares of the Preferred Stock shall be exchangeable at the option of the Corporation, in whole or in part (if in part, in no more than three parts, the first being for no less than one-third of the Preferred Stock then outstanding, the second being for no less than one-half of the Preferred Stock then outstanding and the third being for the balance of the Preferred Stock then outstanding), on any March 31, June 30, September 30 or December 31 on or after September 30, 1997 through the issuance, in redemption of and in exchange for the shares of the Preferred Stock, of the Corporation's 8% Convertible Subordinated Notes (the "Notes") in the manner provided in this paragraph 6. The Notes will be subject to the terms and conditions of an indenture (the "Indenture") with The Bank of New York, as Trustee, in substantially the form filed with the Corporation, a copy of which is available upon written request of the Secretary of the Corporation at the Corporation's principal executive offices. The Notes shall be convertible into Common Stock of the Corporation at the Conversion Price (as determined pursuant to paragraph 7 below). If, for any reason, prior to the execution and delivery of the Indenture, either the Corporation or The Bank of New York does not desire that The Bank of New York act as Trustee under the Indenture, the Corporation may, in its sole discretion, appoint another entity to act as Trustee under the Indenture, provided that the other entity meets the qualification requirements to act as Trustee under the Indenture and the Trust Indenture Act of 1939, as amended.

            (b) The Notes will be issued solely in redemption of and in exchange for shares of the Preferred Stock at the rate of $1,000 principal amount of Notes for each 40 shares of Preferred Stock on each Note Exchange Date (as defined in paragraph 6(c)).

            (c) Not less than 30 nor more than 60 days prior to each date fixed for the issue of Notes in redemption of and in exchange for shares of the Preferred Stock pursuant to this paragraph 6, a notice shall be given by first-class mail, postage prepaid, to the holders of record of the shares of Preferred Stock to be exchanged for Notes at their respective addresses as the same shall appear on the books of the transfer agent for the Preferred Stock, specifying the effective date of the exchange for the Notes (each, a "Note Exchange Date") and the place where certificates for such shares are to be surrendered for Notes and stating that dividends on such shares will cease to accrue on the Note Exchange Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to any other holder. Any notice mailed in the manner


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      herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

            (d) If notice of redemption and exchange has been given pursuant to this paragraph 6 then (unless the Corporation shall default in issuing the Notes in redemption of and in exchange for shares of the Preferred Stock or shall fail to pay or set aside accrued and unpaid dividends on shares of the Preferred Stock as provided in paragraph 6(e) and notwithstanding that any certificates for shares of the Preferred Stock have not been surrendered for exchange), on each Note Exchange Date, the holders of such shares shall cease to be stockholders with respect to the shares and shall have no interest in or claims against the Corporation by virtue thereof (except the right to receive Notes in exchange therefor and such accrued and unpaid dividends thereon to the Note Exchange Date), shall have no voting, conversion or other rights with respect to such shares, and such shares shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Corporation) of the certificates for shares of the Preferred Stock in accordance with such notice, such certificates shall be exchanged for Notes and such accrued and unpaid dividends in accordance with this paragraph 6. If notice of redemption and exchange has been given pursuant to this paragraph 6 and any holder of shares of Preferred Stock to be exchanged for Notes shall, prior to the close of business on the relevant Note Exchange Date, give written notice to the Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed and exchanged held by the holder, then the redemption and exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption and exchange of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 7 or 11 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

            (e) Prior to giving notice of intention to exchange, the Corporation and the Trustee shall execute and deliver the Indenture, with such changes therein as may be required by law, Nasdaq National Market rule or the rules of any securities exchange on which the Notes are to be listed, if any. The Corporation will cause the Notes to be authenticated on or before the first Note Exchange Date. Additionally, prior to giving the first notice of intention to exchange, the Corporation shall (i) register the Notes for trading through The Depository Trust Company, (ii) list the Notes for inclusion in the principal trading market in which the shares of the Preferred Stock were trading, if any, immediately prior to such exchange, and (iii) arrange for the qualification of the Notes under applicable securities and blue sky laws, to the extent necessary under such laws. If on each Note Exchange Date the Corporation has failed to pay or set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of shares of the Preferred Stock, all dividends accrued and unpaid on the shares of the Preferred Stock to such Note Exchange Date then no shares of the Preferred Stock shall be redeemed or exchanged for Notes.


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            (f) In the event that any holder of the Preferred Stock continues to hold fewer than 40 shares of Preferred Stock after all exchanges pursuant to the terms of this paragraph 6 have been completed, the Corporation may, at its option, redeem such shares in exchange for payment of the Liquidation Amount per share. Such redemption shall be accomplished in accordance with the notice procedures in paragraphs 5(b), (c) and (d).

            7. Conversion. (a) Holders of shares of the Preferred Stock will have the right, exercisable at any time prior to redemption or exchange of such shares (as described in paragraphs 5 or 6 above), to convert shares of the Preferred Stock into shares of Common Stock (calculated as to each conversion to the nearest whole share) at the conversion price of $12.98, subject to adjustment as described below (the "Conversion Price"). The number of shares of Common Stock into which each share of the Preferred Stock shall be convertible shall be determined by dividing the Liquidation Amount of such share by the Conversion Price then in effect. In the case of shares of the Preferred Stock called for redemption or to be exchanged for the Notes, conversion rights will expire at the close of business on the first business day prior to the redemption date or the Note Exchange Date, as the case may be. No payment or adjustment for accrued dividends on the shares of the Preferred Stock is to be made on conversion or exchange, but holders of record of shares of the Preferred Stock on a record date fixed for the payment of a dividend on such shares shall be entitled to receive the dividend notwithstanding the conversion or exchange of the shares prior to the dividend payment date. A share of the Preferred Stock may not be converted in part.

            (b) In order to exercise the conversion right, the holder of each share of the Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent for the Preferred Stock in New York, New York and shall give written notice to the Corporation in the form of Exhibit A attached hereto. Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of paragraph 7(e) below. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Preferred Stock is registered, be duly endorsed by, or be accompanied by, instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

            (c) As promptly as practicable after the surrender of certificates for shares of the Preferred Stock for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of the Preferred Stock in accordance with the provisions of this paragraph 7, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in paragraph 7(d) below. Each conversion with respect to such shares of the Preferred Stock shall be deemed to have been


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      effected immediately prior to the close of business on the date on which the certificates for shares of the Preferred Stock shall have been surrendered (accompanied by the funds, if any, required by paragraph 7(e) below) and such notice shall have been received by the Corporation as aforesaid, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date.

            (d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Preferred Stock. If more than one share of the Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction based on the last sales price of the Common Stock at the close of business on the last day on which the Common Stock traded preceding the date of conversion.

            (e) If a holder converts shares of the Preferred Stock, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Preferred Stock (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder. In the event that the shares are to be issued in a name other than that of the holder, the holder shall provide the funds necessary to pay any and all of the foregoing taxes.

            (f) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Preferred Stock. The Corporation shall from time to time, in accordance with the GCL, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Preferred Stock at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered upon conversion of the shares of the Preferred Stock will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

            (g) The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) If the Corporation shall (A) pay a dividend or other
            distribution, in Common Stock, on any class of Capital Stock of the Corporation, (B) subdivide or split the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of the Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon the happening of such event had such share of the Preferred Stock been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this paragraph 7(g)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

                  (ii) If the Corporation shall (A) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in paragraph 7(g)(i)) or
            (B) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (i) the date the Corporation enters into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (iii) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                        (x) if such Capital Stock is Common Stock, a fraction
                  the numerator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Corporation in connection with such issuance or distribution and such consideration received or receivable by the Corporation upon the conversion, exchange, exercise, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, exercise, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

                        (y) if such Capital Stock is other than Common Stock, a
                  fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

            Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Corporation for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 7(g)(ii), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause a further adjustment in the Conversion Price; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities; (ii) the issuance of Common Stock upon the conversion or exchange of the Preferred Stock or the Notes shall not cause an adjustment in the Conversion Price; and
            (iii) the declaration, setting aside or payment of dividends on the Preferred Stock or any other preferred stock issued after the date of issuance of the Preferred Stock that is senior to the Preferred Stock shall not cause an adjustment in the Conversion Price.

                  Notwithstanding anything contained in this Certificate to the contrary, options, rights or warrants issued or distributed by the Corporation, including options, rights or warrants distributed prior to the date of this Certificate, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this paragraph 7(g)(ii) (and no adjustment to the Conversion Price under this paragraph 7(g)(ii) will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this paragraph 7(g)(ii) (and no adjustment to the Conversion Price under this paragraph 7(g)(ii) will be required) if and for so long as each holder of the Preferred Stock who thereafter converts such holder's Preferred Stock shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such holder's Preferred Stock is entitled to receive at the time of such conversion in accordance with the terms and provisions of and applicable to such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a holder of the Preferred Stock is not entitled to receive such options, rights or warrants upon conversion of such holder's Preferred Stock, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this paragraph 7(g)(ii) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph. If any such option, right or warrant, including any such options, rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provisions of this paragraph 7(g)(ii), the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, rights or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of paragraph 7(g)(v) or this paragraph 7(g)(ii)) an adjustment to the Conversion Price under this paragraph 7(g)(ii) and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

                  Notwithstanding anything contained in this paragraph 7(g)(ii)
            to the contrary, no adjustment shall be made in the Conversion Price pursuant to this paragraph 7(g)(ii) with respect to the issuance of Common Stock or options, warrants or other rights to purchase Common Stock pursuant to any employee stock purchase, bonus, award, grant, option or ownership plan (including, without limitation, an employee stock ownership plan which is part of an employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), an employee stock option or incentive stock option plan qualified under Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such options, warrants or other rights; provided, that, for purposes of this paragraph 7(g)(ii), the term "employee" includes directors, consultants and advisors and the term "plan" means a plan, program or arrangement, approved by the Board of Directors or a committee appointed thereunder, in which 5 or more Persons are eligible to participate (or, if only directors or outside directors of the Corporation are eligible to participate and there are fewer than 5 such directors or outside directors, as the case may be, in which all of such directors or outside directors, as the case may be, are eligible to participate).

                  (iii) If the Corporation shall pay or distribute, as a
            dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Corporation, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Corporation, any Subsidiary or any other Person, but excluding payments and distributions as described in paragraph 7(g)(i) or 7(g)(ii), dividends and distributions in connection with the liquidation, dissolution or winding up of the Corporation in its entirety and distributions consisting solely of cash, which are governed exclusively by paragraph 7(g)(iv)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this paragraph 7(g)(iii), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date.

                  (iv) If the Corporation shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Corporation in its entirety) generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock (but not including any distribution to holders of the Preferred Stock or any other preferred stock senior to the Preferred Stock or of the Notes), consisting solely of cash where (x) the sum of (i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this paragraph 7(g)(iv) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such holder of the Preferred Stock would have received had such holder's Preferred Stock been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this paragraph 7(g)(iv); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph 7(g)(iv), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date. No adjustment shall be made for any distribution of cash which aggregates to less than the foregoing amounts.

                  (v) The provisions of this paragraph 7(g) shall similarly
            apply to all successive events of the type described in this paragraph 7(g). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this paragraph 7(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Notwithstanding anything contained in this paragraph 7(g) to the contrary, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph 7(g), as it in its discretion shall determine to be advisable in order than any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable. Except as provided in this paragraph 7, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

                  (vi) In the event that, at any time as a result of an
            adjustment made pursuant to paragraph 7(g)(i) through 7(g)(iv) above, the holder of any share of the Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 7(g)(i) through 7(g)(iv) above, and the other provisions of this paragraph 7(g)(vi) with respect to the Common Stock shall apply on like terms to any such other shares.

            (h) In the event of (i) any reclassification or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Corporation with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the collective Property of the Corporation and its Subsidiaries as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other Property receivable upon the reclassification, change, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Preferred Stock might have been converted immediately prior to the reclassification, change, consolidation, merger, sale, transfer or share exchange. As a condition of such transaction, the Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(h) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, transfers or share exchanges.

            (i) If:

                  (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(g); or

                  (ii) the Corporation shall authorize the granting to the
            holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class of Capital Stock or any other rights or warrants; or

                  (iii) there shall be any reclassification or change of the
            Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

      then, except as provided otherwise in paragraph 11, the Corporation shall cause to be filed with the transfer agent for the Preferred Stock and shall cause to be mailed to the holders of shares of the Preferred Stock at their addresses as shown on the books of the transfer agent for the Preferred Stock, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other Property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 7(i).

            (j) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of the Preferred Stock.

            (k) In any case in which paragraph 7(g) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 7(g) occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any shares of the Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph 7(d).

            (l) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this paragraph 7, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

            (m) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of the Preferred Stock, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

            8. Status of Shares. All shares of the Preferred Stock that are at any time redeemed or exchanged pursuant to paragraphs 5 or 6 above or converted pursuant to paragraph 7 above or paragraph 11 below, and all shares of the Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

            9. Voting Rights.

            (a) General. Except as set forth below or otherwise required by law, holders of shares of the Preferred Stock will not have any voting rights. In connection with any right to vote or give consent, each holder of shares of the Preferred Stock will have one vote for each share held; provided, however, any shares of the Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

            (b) Dividend Defaults.

                  (i) If and whenever the Corporation misses payments on six successive quarterly dividends payable on shares of the Preferred Stock, which dividend payments remain unpaid, or if the holders of any future class of Parity Dividend Shares (together with the Preferred Stock, the "Preferred Class") shall become entitled to elect directors to the Corporation's Board of Directors based upon actual missed and unpaid dividends, then upon such event, without the requirement of any additional action by the Board of Directors or stockholders of the Corporation, the number of directors constituting the Board of Directors of the Corporation shall automatically be increased to such number as may be necessary to enable the holders of shares of the Preferred Class, voting together as a single class, to elect two directors of the Corporation, and the holders of shares of the Preferred Class, voting together as a single class, shall be entitled to elect such directors. At elections for such directors, each holder of shares of the Preferred Class shall be entitled to one vote for each share of the Preferred Class held. Such right to vote as a single class to elect directors shall, when vested, continue until all dividends in default on the shares of the Preferred Class shall have been paid in full and, when so paid, such right to elect directors separately as a class shall cease, subject to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults.

                  (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of the Preferred Class called as hereinafter provided or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the GCL.

                  (iii) At any time when the voting right granted by this
            paragraph 9(b) shall have vested in the holders of shares of the Preferred Class entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon written request of holders of record of 10% in the aggregate of shares of any series of preferred stock of the Corporation then outstanding, addressed to the Chief Financial Officer of the Corporation, call a special meeting of holders of shares of the Preferred Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Chief Financial Officer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after such written request is mailed to the Chief Financial Officer of the Corporation, by registered mail, addressed to the Chief Financial Officer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of the Preferred Class then outstanding may designate in writing any Person to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph 9(b)(iii). Any holder of shares of the Preferred Class then outstanding that would be entitled to vote at such meeting shall have access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph 9(b)(iii). Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (iv) The directors elected pursuant to this paragraph 9(b)
            shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any director elected by the holders of shares of the Preferred Class may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Preferred Class who were entitled to participate in such election of directors, voting as a special class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of the shares of the Preferred Class, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of shares of the Preferred Class, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of shares of the Preferred Class to vote for directors as herein provided, the term of office of all directors then in office elected by holders of shares of the Preferred Class, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of shares of the Preferred Class shall have expired, the number of directors shall be such number as may be provided for pursuant to the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this paragraph 9(b).

                  (v) So long as any shares of the Preferred Stock are
            outstanding, the Bylaws shall contain no provisions that would restrict the exercise, by the holders of shares of the Preferred Class, of the right to elect directors under the circumstances provided in paragraph 9(b)(i) above.

            (c) So long as any shares of the Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of the Preferred Stock outstanding at the time, given in Person or by proxy either in writing (as permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) the creation, authorization, issuance or reclassification of any authorized stock of the Corporation into, or the creation, authorization or issuance of any obligation or security convertible or exchangeable into or evidencing a right to purchase any share of Capital Stock of the Corporation ranking senior to the Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, other than preferred stock which is not convertible into other equity securities of the Corporation; or

                  (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this Certificate) or the By-laws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Preferred Stock or of the holders thereof; provided, however, that any action permitted under the preceding clause (i) with respect to preferred stock which is not convertible into other equity securities of the Corporation shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

            10. Mandatory Redemption. The shares of the Preferred Stock are not subject to mandatory redemption or sinking fund requirements.

            11. Special Conversion Rights of Holders Upon Certain Events Following a Fundamental Change or a Change of Control of the Corporation.

            (a) Change of Control. If a Change of Control (as defined in paragraph 11(d) below) with respect to the Corporation shall occur, and if at the time of such occurrence the Market Value (as defined in paragraph 11(d) below) of the Common Stock is less than the Conversion Price in effect at the time of such occurrence, then each holder of shares of the Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's shares of the Preferred Stock at an adjusted Conversion Price per share equal to the Special Conversion Price (as defined in paragraph 11(d) below). Upon such conversion, the holder will receive Common Stock or the kind and amount of cash, securities or other assets receivable upon such Change of Control by a holder of the number of shares of Common Stock into which the Preferred Stock of the holder exercising the special conversion right would have been convertible immediately prior to the Change of Control at the Special Conversion Price. However, the Corporation or its successor may, at its option, elect to provide the holder with cash equal to the Market Value of the number of shares of Common Stock into which the holder's Preferred Stock would have been convertible immediately prior to such Change of Control at the Special Conversion Price, but only if the Corporation, in its notice to holders that a Change of Control has occurred, has notified such holder of the election to provide cash in lieu of other consideration. Shares of the Preferred Stock that become convertible pursuant to a special conversion right shall, unless so converted, remain convertible in accordance with paragraph 7.

            (b) Notice. Within 30 days after the occurrence of a Change in Control, the Corporation shall mail to each registered holder of shares of the Preferred Stock a notice of the occurrence (the "Special Conversion Notice") setting forth the following:

                  (i) the event constituting the Change of Control and that such event entitles the holders of shares of the Preferred Stock to the special conversion right;

                  (ii) the Special Conversion Price;

                  (iii) the Conversion Price then in effect under paragraph 7 and the continuing conversion rights, if any, thereunder;

                  (iv) the name and address of the paying agent and conversion agent;

                  (v) that the holders who elect to convert shares of the
            Preferred Stock must satisfy the requirements of paragraph 11(c) and must exercise their conversion right within the 45-day period after the mailing of the Special Conversion Notice by the Corporation;

                  (vi) the conversion date upon exercise of the applicable
            special conversion right;

                  (vii) the exercise of such conversion right is revocable by the holders of shares of the Preferred Stock at any time prior to the conversion date by notice of withdrawal to the conversion agent;

                  (viii) no dividends on shares of the Preferred Stock (or
            portions thereof) tendered for conversion shall accrue from and after the conversion date; and

                  (ix) whether the Corporation (or a successor corporation, if applicable) has exercised its option to pay cash (specifying the amount thereof per share) for all shares of the Preferred Stock tendered for conversion.

      The Special Conversion Notice shall be given by first-class mail, postage prepaid, to the holders of record of the shares of the Preferred Stock at their respective addresses as the same shall appear on the books of the transfer agent for the Preferred Stock. No failure of the Corporation to give the foregoing notice shall limit any holder's right to exercise the special conversion right hereunder.

            (c) Exercise Procedures. A holder of shares of the Preferred Stock must exercise a special conversion right within the 45-day period after the mailing of the Special Conversion Notice. Such right must be exercised in accordance with paragraph 7(b) to the extent the procedures therein are consistent with the provisions of this paragraph 11. Exercise of such conversion right is revocable by the holders of shares of the Preferred Stock at any time prior to the conversion date by notice of withdrawal to the conversion agent. Dividends on shares of the Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control shall be the 45th day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or related special conversion right, the Corporation will comply with all applicable federal securities laws and regulations.

            (d) Definitions. The following definitions shall apply to terms used in this paragraph 11 and elsewhere in this Certificate:

                  (i) a "Change of Control" means the occurrence of any of the following events after the date of issuance of the Preferred Stock:
            (i) any Person (including, without limitation, any "person" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding the Corporation, any Subsidiary and any employee benefit plan of the Corporation or any such Subsidiary) becomes the direct or indirect beneficial owner of shares of Capital Stock representing greater than 50% of the combined voting power of all outstanding shares of Capital Stock entitled to vote in the election of directors under ordinary circumstances ("Voting Stock"); (ii) the Corporation consolidates with or merges into any other Person and the outstanding Common Stock is changed or exchanged as a result; (iii) the Corporation sells, conveys, transfers or otherwise disposes of all or substantially all of the collective assets of the Corporation and its Subsidiaries to any other entity; (iv) at any time Continuing Directors do not constitute a majority of the Board of Directors of the Corporation then in office; or (v) on any day the Corporation makes any distribution or distributions of cash, Property or securities (other than regular quarterly dividends, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or rights to acquire preferred stock which is substantially equivalent to Common Stock) to holders of Common Stock generally, or the Corporation or any of its Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the Fair Market Value of such distribution or purchase on the date the same is made, plus the Fair Market Value, when made, of all other such distributions and purchases which have occurred during the 12 month period ending on such date, in each case expressed as a percentage of the aggregate Current Market Price of all of the shares of Common Stock outstanding at the close of business on the last Trading Day prior to the date of each such distribution or purchase, exceeds 50%. "Continuing Director" means at any date any member of the Corporation's Board of Directors who (A) is a member of the Board of Directors on July 1, 1997 or (B) was nominated for election or elected to the Corporation's Board of Directors with the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Corporation's Board of Directors was recommended or endorsed by the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such election. Notwithstanding anything to the contrary herein contained, neither a decrease in the beneficial ownership of shares of Voting Stock by one or more Kaplan Persons below 50%, nor any increase in such ownership above 50% but less than 75% shall be deemed a Change of Control. "Kaplan Person" means Glenn Kaplan, Wayne Kaplan and/or Evan Kaplan, their respective spouses and lineal descendants, any trust under which any Kaplan Person is a beneficiary and any Person which is majority owned and controlled by a Kaplan Person. In addition, for purposes of determining whether any "group" within the meaning of Section 13(d) or 14(d) of the Exchange Act directly or indirectly beneficially owns greater than 50% of the Voting Stock, there shall be excluded from such calculation all shares beneficially owned by any Kaplan Person. For purposes of the foregoing definitions, the term "controlled by" has the meaning set forth in the definition of "Affiliate" in paragraph 12.

                  (ii) the "Special Conversion Price" shall mean the higher of the Market Value of the Common Stock or $12.98 per share of Common Stock; provided, however, that each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, such dollar amount shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $7.92 to the initial Conversion Price (without giving effect to any such adjustment).

                  (iii) the "Market Value" of the Common Stock or any other
            Marketable Stock shall be the average of the last reported sales price of the Common Stock or such other Marketable Stock, as the case may be, for the five trading days ending on the last business day preceding the date of the Change of Control; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales price per share of such Marketable Stock during the first five trading days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States; and

                  (iv) "Marketable Stock" shall mean Common Stock or common
            stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Change of Control (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States.

                  (v) a "Subsidiary" of a Person on any date means any other
            Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such Person to elect a majority of the Board of Directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means a Subsidiary of the Corporation.

            12. Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

            "Affiliate" of a Person means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For purpose of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise, and "controlling" or "controlled" having corresponding meanings.

            "Capital Stock" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Corporation.

            "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Corporation. If such security is not quoted by any such organization and no such New York Stock

      Exchange member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof.

            "Fair Market Value" means, at any date as to any asset, Property or right (including, without limitation, Capital Stock of any Person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an officer's certificate filed with the transfer agent and that, if there is a Current Market Price for such item on such date, "Fair Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof).

            "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

            "Property" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

            "Trading Day" means (i) if the applicable security is listed or admitted for trading on a national security exchange, a day on which such exchange is open for business, (ii) if the applicable security is quoted on The Nasdaq Stock Market, a day on which trades may be made thereon or
      (iii) if the applicable security is not so listed, admitted for trading or quoted, any business day.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chairman and Chief Executive Officer and attested to by its Secretary this 30th day of June, 1997.


Corporate Seal                      /s/ Glenn Kaplan
                                    -----------------------------------------
                                    Glenn Kaplan
                                    Chairman and Chief Executive Officer

ATTEST:


/s/ Wayne L. Kaplan
-----------------------------
Wayne L. Kaplan, Secretary